UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2021

Luther Burbank Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	001-38317 (Commission file number)	68-0270948 (I.R.S. employer identification number)

520 Third St, Fourth Floor, Santa Rosa, California (Address of principal executive offices)		95401 (Zip code)

Registrant's telephone number, including area code: (844) 446-8201

Securities Registered Pursuant to Section 12(b) of the Act
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	LBC	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On October 29, 2021, Luther Burbank Corporation (the “Company”) announced that its Board of Directors (the “Board”) amended the Company’s existing stock repurchase plan (the “Plan”) to eliminate the Plan’s expiration date. Initially set to expire on December 31, 2021, the Plan will remain open until the remaining balance of previously-authorized funds are fully utilized for repurchases pursuant to the Plan, or until the Board otherwise determines to terminate the Plan.
The Plan, which took effect on October 30, 2020, originally authorized the repurchase of $20.0 million of shares of the Company’s common stock. As of September 30, 2021, approximately $9.8 million of repurchases remained authorized under the Plan. Stock repurchases are expected to be made from time to time on the open market or in privately negotiated transactions, subject to applicable securities law.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUTHER BURBANK CORPORATION

DATED: October 29, 2021	By: /s/ Liana Prieto
Liana Prieto
Executive Vice President, General Counsel and Corporate Secretary